UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2024

KinderCare Learning Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42367	87-1653366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5005 Meadows Road, Lake Oswego, OR 97035

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (503) 872-1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KLC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 30, 2024 (the “Effective Date”), KUEHG Corp. (“KUEHG”), a Delaware corporation and wholly owned subsidiary of KinderCare Learning Companies, Inc. (the “Company”), repaid a portion of its outstanding first lien term loans in a principal amount of approximately $608 million, plus accrued but unpaid interest, fees and expenses, under its credit agreement, dated as of June 12, 2023, among KUEHG, the Company, as a guarantor, the other guarantors named on the signature page therein, and the lenders party thereto (the “Credit Agreement”) (collectively, the “Term Loan Repayment”). The Company funded the Term Loan Repayment with the net proceeds of its initial public offering.

On the Effective Date, substantially concurrently with the Term Loan Repayment, KUEHG entered into Refinancing Amendment No. 4 to the Credit Agreement (the “Repricing Amendment”) among KUEHG, the Company, the guarantors identified therein, the lenders identified therein and Barclays Bank PLC, as administrative agent, which amends the Credit Agreement to reprice (i) its first lien term loans, which following the Term Loan Repayment, equal an outstanding principal amount of approximately $966.8 million (the “First Lien Term Loan Facility”) and (ii) its $240 million first lien revolving credit facility (the “First Lien Revolving Credit Facility”).

The Repricing Amendment amended the Credit Agreement to, among other things, (i) decrease the applicable margin for the First Lien Term Loan Facility to 3.25% with respect to secured overnight financing rate (“SOFR”) borrowings, (ii) decrease the applicable margin for the Borrower’s First Lien Revolving Credit Facility to an applicable rate between 2.75% and 3.25% per annum with respect to SOFR borrowings, based on KUEHG’s first lien net leverage ratio, and (iii) decrease fees on the outstanding balance of letters of credit to an applicable rate between 2.75% and 3.25% per annum, based on KUEHG’s first lien net leverage ratio. The Repricing Amendment also resets the soft call protection of 1% for certain repricing transactions applicable to the repriced First Lien Term Loan Facility for six months after the Effective Date.

The summary of the Repricing Amendment is qualified in its entirety by reference to the full text of the Repricing Amendment, a copy of which will be attached as an exhibit to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 28, 2024.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated by reference to this Item 2.03.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: October 31, 2024	KinderCare Learning Companies, Inc.

	By:	/s/ Anthony Amandi
	Name:	Anthony Amandi
	Title:	Chief Financial Officer